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                                                              EXHIBIT 99

For Immediate Release

LOCKHEED MARTIN BOARD AUTHORIZES TWO-FOR-ONE STOCK SPLIT, DIVIDEND INCREASE

BETHESDA, Maryland, October 22, 1998 The board of directors of Lockheed Martin (NYSE:LMT) today declared a two-for-one split of the Corporation's common stock and a cash dividend increase.

The split will be in the form of a stock dividend and stockholders of record on December 1, 1998, will receive one additional share for each share of Lockheed Martin Corporation common stock held. The new shares will be issued
December 31, 1998.

The split will have the effect of altering the exchange ratio contemplated by the Agreement and Plan of Merger between Lockheed Martin and COMSAT Corporation from 0.5 to 1.0, as previously announced, to a one-for-one exchange ratio.

December 1 also will be the record date for the fourth-quarter cash dividend of $.44, or $1.76 annually, on pre-split shares, ($.22 quarterly on a post-split basis) representing a $.04 per-share increase over the previous cash dividend of $.40 per share. The dividend will be payable on December 31.

CONTACT:  Charles Manor, Lockheed Martin News & Information, 301/897-6258.